Exhibit 10.1

September 1, 2011

Greg Hawkins, Jeff Fulmer & Ryan Hawkins

Eagle Technologies USA

595 Apollo Street

Brea, CA 92821

Re:      Amendment to Letter of Intent

Dear Gentlemen:

Pursuant to the Letter of Intent between our companies executed on June 27, 2011, the parties thereto do mutually agree to an extension of the expiration date of the Letter of Intent from August 30, 2011 to December 31, 2011. The parties shall endeavor to execute definitive agreements and close the contemplated transaction during that time.

The Letter of Intent shall expire at that time unless extended or modified in writing by the parties hereto.

If you accept and agree to this extension of the Letter of Intent, please sign and date a copy of this letter and return it to the undersigned at 500 Union Street, Suite 406, Seattle, WA 98101, facsimile number (206) 826-0451.

Sincerely yours,

Visualant, Inc.

/s/ Ron Erickson

Ron Erickson

Its:  Chief Executive Officer

Agreed to and accepted on September 1, 2011

Eagle Technologies USA

/s/ Gregory Hawkins

By: Gregory Hawkins

Title: Managing Director

500 Union Street        Suite 406        Seattle, WA 98101